SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2014

Cubed, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-171371	37-1603977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 S. 4th St., Las Vegas, NV 89101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 868-4277

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement

On May 30, 2014, we entered into a non-exclusive Joint Venture Agreement (the “Agreement”) with Small Screen Casinos Ltd. (“Small Screen”). The purpose of the joint venture with Small Screen is to develop and deploy “freemuim” casino style games. A “freemuim” game is one in which access to the game is provided free of charge, but money (a premium) is charged for proprietary features and/or functionality. Under the Agreement, we will provide our proprietary Cube platform together with marketing within our cube ecosystem. Small Screen will provide the games as well as marketing within its jurisdictions. We own 51% of the joint venture, and Small Screen owns 49%. Profits are to be allocated on a 50/50 basis. The joint venture shall continue until May 5, 2019 unless dissolved upon a prior sale or disposal. The foregoing is a summary of the material terms of the Agreement with Small Screen and not a complete description of its contents. The Joint Venture Agreement, which is filed herewith, should be consulted for additional information.

On May 30, 2014, we also entered into a General Contract for Services (the “Contract”) with Esportclub, LLC, dba the Sports Club, and its sister company, Nevada Sportsbook Select, LLC (collectively “ESport”). Under this Contract, we have agreed to provide ESport with the following services using our proprietary Cubed platform:

         i.            Publishing of sports book odds to public subscribers the day of the sporting events. Revenue from paid subscribers will be split 50/50 with ESport after deduction of direct costs.

        ii.            Creation of “Sports Action Bingo,” which is a sports prediction contest using a bingo game format with a progressive jackpot. Revenue from subscribers will also be split 50/50 with ESport after deduction of direct costs. This game will initially be offered as a “freemuim” game. The game will eventually become a cash gaming endeavor, which will require the prior approval of the Nevada Gaming Commission.

      iii.            Exchange wagering on the Cubed platform using Nevada Sportsbook’s patented technology. This will require the Nevada Gaming Commission to certify that we have geo-fenced access to the wagering platform so as to prevent wagering on the system from outside the State of Nevada. Upon regulatory approval, we will be paid a percentage of the gross wagering amount bet through the platform.

In exchange for our services, which have already been largely complete, ESport will pay us a total of $200,000, with $50,000 to be paid upon execution of the Contract, $100,000 to be paid within 60 days thereafter, and $50,000 to be paid upon approval by the Nevada Gaming Control Board. The Contract shall continue until cancelled by either party upon 90 days written notice. The foregoing is a summary of the material terms of the Contract with ESport and not a complete description of its contents. The Contract, which is filed herewith, should be consulted for additional information.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Joint Venture Agreement with Small Screen Casinos Ltd.
10.2	General Contract for Services with Esportclub, LLC and Nevada Sportsbook Select LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubed, Inc.

/s/ Joseph White

Joseph White
President, Chief Executive Officer

Date: June 6, 2014

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